Attachment to Form 12B-25 - Notification of Late Filing

Name of Registrant:  Starfest, Inc.
SEC File Number:     000-29913



                             ACCOUNTANT'S STATEMENT
                           Required by Rule 12b-25(c)



                         Karl T. Anderson, C.P.A., Inc.
                          700 E. Tahquitz Way, Suite H
                             Palm Springs, CA 92262
                             Telephone 760-320-2424




SECURITIES AND EXCHANGE COMMISSION
WASHINGTON  DC   20549

                                    Re:     Starfest, Inc.
                                            SEC File #000-29913
                                            Form 10-QSB Quarterly Report
                                            Fiscal Year Ended 03-31-00

Gentlemen:

        We are the independent accountants for Starfest, Inc.

        Starfest recently changed accountants. We were only recently retained. I was not able to work on this new client's interim financial statements in time to make the May 15 deadline. It should be done within the five-day extension period.

                                            Respectfully submitted,

                                            /s/ Murray Savage
                                            -----------------------------------
                                            Murray Savage
                                            Certified Public Accountant

Palm Springs, California
May 12, 2000